Exhibit 10.1

MUTUAL RESCISSION AND RELEASE AGREEMENT

This Mutual Rescission and Release Agreement (this “Agreement”) dated and effective as of July 30, 2025 (the “Effective Date”), is by and among Mangoceuticals, Inc., a Texas corporation (the “Company”), and Navy Wharf, Ltd., a Turks and Caicos limited company (“Navy Wharf”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, effective March 24, 2025, the Parties entered into Master Distribution Agreement (the “Master Distribution Agreement”); and

WHEREAS, pursuant to the Master Distribution Agreement, the Company agreed to issue 1,000,000 shares of Company restricted common stock (the “Company Shares”) to Navy Wharf in consideration for the Company acting as an exclusive distributor for Navy Wharf’s products (the “Products”); and

WHEREAS, while the Master Distribution Agreement has been executed by all of the Parties, and the Parties took the position that the Master Distribution Agreement was effective on March 24, 2025, the Company has issued the Company Shares to Navy Wharf to date (in book entry form); and

WHEREAS, the Parties have determined that it is in the best interests of the Parties to (a) cancel, rescind, and unwind the Master Distribution Agreement, (b) provide for Navy Wharf to acknowledge that the Company Shares can be cancelled and for Navy Wharf to execute a stock power to affect such cancellation, (c) provide for an orderly and amicable separation of the Parties; and (d) release each other from any liability in connection with the Master Distribution Agreement, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1. Rescission of Master Distribution Agreement. The Parties hereby rescind all agreements and obligations in connection with the Master Distribution Agreement. This rescission and termination (the “Rescission”) includes, but is not limited to the Master Distribution Agreement and any other agreements or understandings between the Parties (except as expressly provided in Section 10 below).

2. Effectuation of the Rescission. The Rescission is effectuated through the following:

(a) Immediately following the Parties’ execution of this Agreement, and effective as of the Effective Date all Company Shares originally due to Navy Wharf pursuant to the terms of the Master Distribution Agreement, and the requirement that the Company issue such Company Shares, shall be considered cancelled, rescinded and terminated, by virtue of this Agreement (the “Cancellation”). For the sake of clarity and in an abundance of caution, Navy Wharf shall have an obligation following the Parties’ entry into this Agreement and effective as of the Effective Date, to acknowledge the Cancellation of the Company Shares and provide an original executed stock power to the Company to affect such Cancellation.

Mutual Rescission and Release Agreement

(b) Upon execution of this Agreement by the Parties hereto and effective as of the Effective Date, Navy Wharf shall have no ownership interest whatsoever in the Company, nor any right to receive any ownership interest therein, including, but not limited to the Company Shares.

(c) Notwithstanding the above, Navy Wharf hereby covenants that it will, whenever and as reasonably requested by the Company or the Company’s Transfer Agent, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or its Transfer Agent may reasonably require or request in order to complete, insure and perfect the transactions described in this Section 2, if such may be reasonably required by the Company and/or its Transfer Agent.

3. Navy Wharf Release. Navy Wharf, and all of its or their affiliates, subsidiaries, officers, directors, attorneys, agents, employees, successors, or assigns, as applicable do hereby globally, immediately and forever release, remise, acquit, satisfy and discharge the Company, and any and all of its affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, employees, shareholders, successors, or assigns, as applicable (collectively, the “Company Parties”), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which Navy Wharf, or any one or more of its affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, employees, shareholders, successors, or assigns, as applicable, ever had, now has, or may have, against any Company Parties for, including, but not limited to, any rights with respect to the Master Distribution Agreement, consideration due thereunder, or Company Shares, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement and under Article IV, Section 7.1, and Section 7.11 of the Master Distribution Agreement.

4. Company Release. The Company for itself and its affiliates, subsidiaries, officers, directors, attorneys, agents, managers, members, employees, shareholders, successors, or assigns, as applicable, does hereby globally, immediately and forever release, remise, acquit, satisfy and discharge Navy Wharf, and any and all of their or its affiliates, subsidiaries, officers, directors, managers, members, attorneys, agents, shareholders, employees, personal representatives, successors, or assigns, as applicable (collectively, the “Navy Wharf Parties”), from any and all manner of claims, benefits, rights, sums of money, causes of action, suits, debts, obligations, losses, expenses, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, damages, judgments, executions, claims and demands whatsoever, in law or in equity, of whatever nature or kind, known or unknown, which the Company Parties ever had, now have, or may have, against the Navy Wharf Parties for, including, but not limited to, any rights with respect to the Master Distribution Agreement, consideration due thereunder, or Company Shares, from the beginning of the world to the day of execution of this Agreement, with the exception of the rights and obligations of the Parties under this Agreement (including as expressly provided in Section 10 below) and under Article IV, Section 7.1, and Section 7.11 of the Master Distribution Agreement. The releases set forth in this Section 4 and Section 3 are defined herein as the “General Releases”.

5. Confirmation of General Releases. Each of the Parties hereto agrees that none of them, nor any of their respective agents, officers, directors, managers, members, shareholders, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The Parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other Parties hereto or any of their personal or legal representatives, officers, directors, members, managers, shareholders, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Rescission Agreement. The Parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

Mutual Rescission and Release Agreement

6. Reliance By Transfer Agent. The Parties agree that the Company and the Company’s Transfer Agent, shall be able to rely on this Agreement and the terms and conditions herein to affect the Cancellation for all purposes.

7. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

8. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein. Each of the Parties will take all such reasonable and lawful action as may be necessary or appropriate in order to promptly effectuate the Rescission.

9. Publicity. No public disclosure of this Agreement or the transactions contemplated herein shall be made by Navy Wharf or any of its affiliates or related parties, prior to the public release of such disclosures and information by the Company. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Exchange Commission.

10. Continued Effect of Certain Representations Made By Navy Wharf In the Master Distribution Agreement. Notwithstanding the terms of this Agreement and the Rescission, nothing herein, nor the General Releases, shall act a release, termination, rescission or waiver of any of the representations made by Navy Wharf in the Master Distribution Agreement (collectively, the “Navy Wharf Representations”), all of which shall survive the Parties’ entry into this Agreement, the consummation of the transactions contemplated herein, and the Rescission and General Releases, and continue in full force and effect, provided further that the Company and its representatives shall continue to be able to rely on such Navy Wharf Representations for all purposes.

11. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

Mutual Rescission and Release Agreement

12. Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

13. Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

14. Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time prior to the date hereof; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and (xiii) references to “days” shall mean calendar days.

15. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

Mutual Rescission and Release Agreement

16. Governing Law and Jurisdiction. It is the intention of the Parties that the terms and provisions of this Agreement are to be construed in accordance with and governed by the laws of the State of Texas. Any dispute, claim, controversy, or legal proceeding arising out of or relating to this Agreement in any way (any “Dispute”) shall be exclusively brought before a business court in the First Business Court Division of the State of Texas (the “Business Court”), if the Dispute meets the jurisdictional requirements of such Business Court; and, if the Dispute does not meet the jurisdictional requirements of such Business Court, or the Business Court is not then accepting new case filings, then the Dispute shall be exclusively brought in the Circuit Court in and for Dallas County, Texas. The Parties also hereby consent to supplemental jurisdiction by the Business Court over any claims that are part of the same case or controversy as that which meets the primary jurisdictional requirements of such Business Court. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE COMPANY AND NAVY WHARF (EACH PARTY HAVING HAD THE OPPORTUNITY TO CONSULT COUNSEL), THE COMPANY AND NAVY WHARF EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT.

17. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

18. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

19. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, ..gif, .jpeg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Mutual Rescission and Release Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above to be effective upon the Effective Date.

“THE COMPANY”

Mangoceuticals, Inc.

Jacob Cohen
Chief Executive Officer

“NAVY WHARF”

Navy Wharf, Ltd.

By:
Name:	Marvalyn Smith
Its:

Mutual Rescission and Release Agreement
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